Exhibit 10.13
SCS TRANSPORTATION, INC.
2002 SUBSTITUTE STOCK OPTION PLAN
1.	Purpose.
     The SCS Transportation, Inc. 2002 Substitute Stock Option Plan is designed to substitute options to purchase shares of Company stock for options to purchase shares of stock of Yellow Corporation granted by Yellow Corporation to individuals who are employees of the Company or of a Subsidiary after the spin-off of the Company from Yellow Corporation and that are outstanding on the effective date of the spin-off.
2.	Definitions.
     When used herein, the following terms shall have the meaning set forth below:
2.1	“Board” means the Board of Directors of the Company.

2.2	“Committee” means the Board’s Compensation Committee.

2.3	“Company” means SCS Transportation, Inc., a Delaware corporation.

2.4	“Distribution Agreement” means the Master Separation and Distribution Agreement between Yellow Corporation and the Company.

2.5	“Yellow Option” means an option to purchase stock of Yellow Corporation granted by Yellow Corporation to a Participant.

2.6	“Participant” means a person eligible to participate in the Plan.

2.7	“Plan” means this SCS Transportation, Inc. 2002 Substitute Stock Option Plan.

2.8	“Shares” means shares of the Company’s common stock, par value $.001.

2.9	“Subsidiary” means any business, whether or not incorporated, in which the Company owns directly or indirectly not less than 50% of the equity interest.
3.	Administration of the Plan.
3.1	The Plan shall be administered by the Committee.
3.2	The Committee shall have plenary authority, subject to the provisions of the Plan, to determine the manner in which options to purchase Shares will be substituted for Yellow Options. The Committee’s actions in substituting options to purchase Shares for Yellow Options shall be conclusive on all persons.
3.3	The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding.
4.	Eligibility.
     Only employees of the Company or a Subsidiary who hold Yellow Options as of the effective date of the Plan shall be eligible to participate in the Plan.
5.	Authorized Shares and Substitution for Yellow Options.
     The number of Shares authorized under the Plan shall be equal to the number of Shares covered by options of SCS outstanding as of the effective date of this Plan, as calculated pursuant to the Distribution Agreement. Each Yellow Option outstanding on the effective date of the spin-off of the Company from Yellow Corporation shall be converted into an option to purchase Shares, all as set forth in the Distribution Agreement. No additional options to purchase Shares shall be granted under the Plan and no additional Shares shall be authorized (except to the extent set forth in Section 9).
6.	Effective Date of the Plan and Duration.
     The Plan shall become effective on the distribution date of the spin-off of the Company from Yellow Corporation.
7.	Stockholder Status.
     No person shall have any rights as a stockholder of the Company by virtue of the substitution of options to purchase Shares for Yellow Options except with respect to Shares actually issued to that person.
8.	Termination, Suspension, Modification or Amendment of Plan.
     The Board may at any time terminate, suspend, modify or amend the Plan.
9.	Adjustment for Changes in Capitalization.
     In the event that the Board shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of rights of Participants, then the Board shall make such adjustments in the number and kind of Shares under an option and number of Shares authorized under this Plan.
10.	Taxes.
     The Company is authorized to pay or withhold the amount of any tax attributable to any Shares distributable under any options to purchase Shares issued hereunder, and the Company may defer making distribution of any Shares if any such tax, charge or assessment may be pending until indemnification to its satisfaction. This authority shall include authority to withhold or receive

Shares and to make cash payments in respect thereof in satisfaction of an individual’s tax obligations.
11.	Tenure.
     A Participant’s right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he or she is a Participant under the Plan.
12.	Governing Law.
     The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law which might otherwise apply.

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